Exhibit 10.6

Hartford Loan No. BHM0J4YP7

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is executed as of July 1, 2010 by 165-25 147TH AVENUE, LLC and 85-01 24TH AVENUE, LLC, each a New York limited liability company, having its principal place of business c/o GJT REIT, Inc., 444 Merrick Road, Lynbrook, New York 11563 (collectively, “Borrower”), and GTJ REIT, INC., a Maryland corporation, having its principal place of business at 444 Merrick Road, Lynbrook, New York 11563 (collectively with Borrower, jointly and severally, “Indemnitor”) to and for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, each a Connecticut corporation, having an address c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105 (collectively, “Indemnitee”) and the other Indemnified Parties.

RECITALS:

WHEREAS, Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of up to $45,500,000.00 which Loan shall be made pursuant to that certain Fixed Rate Term Loan Agreement of even date herewith (the “Loan Agreement”) and is secured by, among other things, a Consolidated, Amended and Restated Mortgage, Security Agreement and Fixture Filing of even date herewith from Borrower to Indemnitee (the “Mortgage”) encumbering, among other things, certain real property located in Queens, New York, more particularly described in Exhibit A attached hereto.

WHEREAS, Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnifications, representations, warranties, covenants and other matters described in this Agreement for the benefit of Indemnified Parties.

WHEREAS, Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Indemnified Parties as follows:

1.           Definitions.

(a)           As used in this Agreement, the following terms shall have the following meanings:

“Current Remediation Programs” means the soil and groundwater remediation programs currently in effect and ongoing under the supervision of the NYSDEC, as more particularly described in the Environmental Reports.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, administrative order, any administrative policy, protocol or guideline and the like, as well as common law, relating to (i) protection of human health or the environment, (ii) Hazardous Substances, and/or (iii) liability for or costs of other actual or threatened danger to human health or the environment.  The term “Environmental Law” includes the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act (including the Superfund Amendments and Reauthorization Act of 1986); the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.  The term “Environmental Law” also includes any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; and/or (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

“Environmental Lien” means any and all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person.

“Environmental Reports” means any and all environmental reports with respect to the Property and relating to the Current Remediation Program delivered to Indemnitee in connection with the Loan and described on Exhibit B attached hereto.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, urea formaldehyde foam insulation, lead-containing materials, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Indemnified Parties” means Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of, or following, a foreclosure of the Loan and including any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

“Investors” means collectively, any purchaser, transferee, assignee, servicer, participant or investor of or in the Loan.

“Losses” means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“NYSDEC” means the New York State Department of Environmental Conservation and any other Governmental Authority that hereafter assumes or participates in the supervision of the Current Remediation Programs.

“Release” means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” means any (i) response, remedial, removal, or corrective action with respect to Hazardous Substances; (ii) activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; (iii) actions to prevent, cure or mitigate any Release; (iv) any action to comply with any Environmental Laws or with any permits issued pursuant thereto; and/or (v) any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances and/or any other environmental condition in, on or under the Property.

(b)           Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement.

(c)           Unless otherwise noted, all “Section” references shall be to Sections of this Agreement.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.  All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

2.           Environmental Representations and Warranties.  Subject to the provisions of this Section 2, Indemnitor hereby represents to and for the benefit of Indemnified Parties that except as otherwise disclosed by the Environmental Reports:  (a) to Indemnitors’ knowledge, there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are both (i) in material compliance with all Environmental Laws and in material compliance with all permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report; (b) to Indemnitors’ knowledge, there are no past or present Releases in, on, under or from the Property, other than any Releases which are the subject of the Current Remediation Program, which have not been fully remediated in accordance with all Environmental Laws; (c) except for those matters which are the subject of the Current Remediation Program, Indemnitor does not know of, and has not received, any written notice or other communication from any Person (including a Governmental Authority) relating to any threat of any Release migrating to the Property; (d) except for those matters which are the subject of the Current Remediation Program, there is no known past or present material non-compliance with any Environmental Law, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with all Environmental Laws; and (e) Indemnitor does not know of, and has not received, any written notice from any Person (including a Governmental Authority) relating to Hazardous Substances or Remediation thereof in connection with the Property, of possible liability of any Person pursuant to any Environmental Law in connection with the Property, any other environmental conditions in connection with the Property or any other property previously owned or operated in common with all or any part of the Property (whether or not such property shall have been combined with all or any of the Property in a single property description), or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.  Indemnitor has delivered to Indemnitee, in writing, any and all material written information relating to environmental conditions in, on, under or from the Property that is known to Indemnitor (including any condition fully remediated in accordance with Environmental Laws), including any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

3.           Environmental Covenants.  Indemnitee acknowledges that Indemnitor, pursuant to the NYC Leases, does not have any operational or management control over the Property, and that there may be activities or conduct or omissions by Tenants or subtenants that may constitute non-compliance with Environmental Laws, and that Tenants or subtenants may have received notice of any such non-compliance and may or may not be involved in the remediation of any applicable conditions, none of which Indemnitor may have any knowledge.  Indemnitor shall use good faith efforts to cause the Tenant under the NYC Leases to comply with the following (and to the extent the NYC Leases are no longer in effect, Indemnitor covenants and agrees that):  (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases in, on, under or from the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (c) there shall be no Hazardous Substances (other than those being remediated under the Current Remediation Programs) in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and in compliance with all permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitor shall keep the Property free and clear of all Environmental Liens; (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 4, including providing all relevant information and making knowledgeable Persons available for interviews and, at its sole cost and expense, performing any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee in the event that Indemnitee has a good faith belief that Indemnitor is not in material compliance with all Environmental Laws and Current Remediation Program (including sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and sharing with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely (by virtue of being a named recipient or receiving a reliance letter from the issuer thereof) on such reports and other results thereof; (f) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition existing in violation of Environmental Laws (including a Release) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any Governmental Authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environmental and/or the value of the Property (provided, however, that any such written requests to modify or expand the Current Remediation Programs or to require additional testing or investigation with respect thereto may only be made by Lender to the extent necessary to achieve, assure or verify compliance with the regulations and other requirements of the NYSDEC); (g) Indemnitor shall not do, or allow any Tenant or other user of the Property to do, any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person, impairs or, in its reasonable judgment, may impair the value of the Property, is contrary to any requirement of any insurer insuring the Property, constitutes a public or private nuisance, constitutes waste, violates any covenant, condition, agreement or easement applicable to the Property, in each case to the extent resulting from the existence of any Hazardous Substance or by violation of any Environmental Laws and permits issued pursuant thereto; and (h) Indemnitor shall immediately notify Indemnitee in writing of (i) any presence of any Hazardous Substance in, on or under the Property; (ii) any Release or threatened Release in, on, under, from or migrating towards the Property; (iii) any material non-compliance with any Environmental Laws related in any way to the Property; (iv) any actual or potential Environmental Lien; (v) any required or proposed Remediation relating to the Property; and (vi) any material written notice or other communication of which Indemnitor becomes aware from any source whatsoever (including a Governmental Authority) relating in any way to (A) Hazardous Substances or Remediation thereof, (B) possible liability of any Person pursuant to any Environmental Law or other environmental conditions in connection with the Property, or (C) any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

4.           Indemnified Rights/Cooperation and Access.  In the event that any Indemnified Party has a good faith belief that Indemnitor is not in material compliance with its warranties, covenants and agreements relating to compliance with any Environmental Laws or the Current Remediation Programs, then upon reasonable prior written notice from Indemnitee, Indemnitor shall, at Indemnitor's sole cost and expense, promptly cause an engineer or consultant satisfactory to Indemnitee (in the exercise of its reasonable judgment) to conduct an environmental assessment or audit (the scope of which shall be determined in the reasonable judgment of Indemnitee) and take any samples of soil, groundwater or other water, air, or building materials or any other testing requested by Indemnitee (in the reasonable judgment of Indemnitee), subject to the provisions of any Leases and the rights of Tenants and subtenants, and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing (provided, however, that any such notice to require additional testing or investigation with respect to the Current Remediation Programs shall be limited to such testing or investigation necessary to achieve, assure or verify compliance with the regulations and other requirements of the NYSDEC).  Notwithstanding the foregoing, if (i) such results are not delivered to Indemnitee within a reasonable period, or (ii) any Indemnified Party has a good faith belief that Indemnitor is not in material compliance with its warranties, covenants and agreements relating to compliance with any Environmental Laws, which non-compliance, in the reasonable judgment of such Indemnified Party, endangers any Tenant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, then upon reasonable prior notice to Indemnitor, any Indemnified Party and any other Person designated by any Indemnified Party, including any receiver, any representative of a Governmental Authority, and/or any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times upon reasonable prior notice to Indemnitor (subject to the provisions of the Leases and the rights of Tenants and subtenants thereunder) to assess any and all aspects of the environmental condition of the Property and its use, including conducting any environmental assessment or audit (the scope of which shall be determined in the judgment of such Indemnified Party) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other testing deemed necessary or appropriate by such Indemnified Party (in the reasonable judgment of such Indemnified Party).  All reasonable costs and expenses incurred by any Indemnified Party pursuant to this Section 4 shall be paid by, or, if paid by any Indemnified Party, reimbursed by Indemnitor within the Demand Period, and shall accrue interest at the Default Rate from the expiration of the Demand Period until paid by Indemnitor.  Indemnitor shall reasonably cooperate with and provide any Indemnified Party and any such person designated by such Indemnified Party with access to the Property, subject to the rights of the Tenants or any subtenants.  Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (except to the extent that any of the foregoing is attributable to or occasioned by the gross negligence or willful misconduct of any Indemnified Party):  (a) any presence of any Hazardous Substances in, on, above or under the Property; (b) any past, present or threatened Release in, on, above, under or from the Property; (c) any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances; (d) any actual or proposed Remediation at any time in, under, on or above the Property, including any Remediation pursuant to the Current Remediation Programs; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including any failure by Indemnitor, any other Borrower Party, and/or any Tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing, or the threatened imposition, recording or filing, of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including costs to investigate and assess Losses; (i) any acts of Indemnitor, any other Borrower Party, and/or any Tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances directly or indirectly affecting the Property, at any facility or incineration vessel containing Hazardous Substances; (j) any acts of Indemnitor, any other Borrower Party, and/or any Tenant or other user of the Property in accepting any Hazardous Substances affecting the Property for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; and (k) any material misrepresentation set forth in this Agreement or the Loan Agreement or any breach or failure to perform any warranty, covenant or other obligations pursuant to this Agreement, the Loan Agreement, the Note or the Mortgage.

5.           Duty to Defend and Attorneys and Other Fees and Expenses.  Upon written request by any Indemnified Party, Indemnitor shall defend itself and Indemnified Parties (if requested by any Indemnified Party, in the name of such Indemnified Party) by attorneys and other professionals approved by Indemnified Parties (such approval not to be unreasonably withheld) from and against any action, suit, claim, demand, dispute or proceeding (collectively, an “Enforcement Action”) arising or in any way connected, whether directly or indirectly, to the Current Remediation Programs or any actual or alleged violation of the representations, warranties and covenants in Sections 2 and 3.  Notwithstanding the foregoing, Indemnified Parties may, in their discretion and at Indemnitor's sole cost and expense, engage their own attorneys and other professionals to defend them from and against, or assist them in, any such Enforcement Action.  Indemnitor may not compromise or settle any such Enforcement Action without the consent of Indemnitee (which consent may be issued or withheld in Indemnitee’s judgment) unless the claimant agrees as part of the compromise or settlement that Indemnified Parties shall have no responsibility or liability for the payment or discharge of any amount agreed upon or other obligation to take any other action or any other exposure to liability to such claimant.  Notwithstanding the foregoing and at the option of Indemnified Parties, if Indemnified Parties engage their own attorneys to defend them from and against, or assist them in, any Enforcement Action, excluding any compromise or settlement relative to the Current Remediation Program, such Indemnified Parties and their attorneys shall control the resolution of any Enforcement Action, provided that no compromise or settlement shall be entered without Indemnitor's consent (which consent shall not be unreasonably withheld).  Within the Demand Period, Indemnitor shall pay or, in the discretion of Indemnified Parties, reimburse Indemnified Parties for payments made, for all reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals engaged by and/or on behalf of Indemnified Parties.

6.           Unimpaired Liability.  The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents.  In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents, (b) any sale or transfer of all or part of the Property, whether following foreclosure of the Mortgage or otherwise, (c) any exculpatory provision in the Note, the Mortgage, or any of the other Loan Documents otherwise limiting Indemnitee's recourse to the Property or to any other security for the Obligations, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents or by Indemnitor herein, (e) the release, waiver or discharge of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Obligations, (g) Indemnitee's failure to record the Mortgage or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Obligations, (h) any exercise or non-exercise by Indemnitee of any right or privilege under this Agreement or any of the other Loan Documents, or (i) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Indemnitor or any Affiliate of any Indemnitor, or any action by any trustee or receiver or by any court in any such proceeding; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

7.           Enforcement.  Indemnified Parties may enforce the obligations of Indemnitor under this Agreement without first resorting to, or exhausting any security or collateral under, or without first having recourse pursuant to, the Loan Agreement, the Note, the Mortgage, or any of the other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Mortgage, or exercising any other rights and remedies thereunder.  This Agreement is not collateral or security for the Obligations, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or additional security for the Obligations, which Indemnitee is entitled to do in its discretion.  It is not necessary for a Potential Default or an Event of Default to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement.  Notwithstanding any provision of the Loan Agreement, the Note, the Mortgage or any other Loan Document, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Documents (including the terms and conditions set forth in Article 12 of the Loan Agreement) and Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

8.           Survival.  The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

9.           Amounts Payable; Interest.  Any amounts payable to any Indemnified Parties under this Agreement shall become due and payable within the Demand Period, and shall bear interest at the Default Rate from the expiration of the Demand Period until paid in full.  Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include reasonable legal fees and disbursements of Indemnified Parties and shall include reimbursements for the reasonable expenses of the in-house staff.

10.           Waivers.  Indemnitor hereby:  (i) waives any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) relinquishes all rights and remedies accorded by law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) waives notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) waives presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) waives all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose.  Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Obligations until the Obligations shall have been fully and finally paid.

11.           WAIVER OF JURY TRIAL/SUBMISSION TO JURISDICTION.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, INDEMNITOR AND INDEMNITEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OR ANY EXERCISE OF THEIR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).  THIS WAIVER IS A MATERIAL INDUCEMENT FOR INDEMNITEE TO ENTER THIS AGREEMENT.  INDEMNITOR AND INDEMNITEE HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF QUEENS, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS.

12.           Subrogation.  Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under, above or near the Property or otherwise obligated by law to bear the cost.  Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

13.           Indemnitor's Representations and Warranties.  Each Indemnitor represents and warrants to and for the benefit of Indemnified Parties that:

(a)           it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, and enforceable in accordance with its terms;

(b)           its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;

(c)           there is no action, suit, proceeding or investigation pending or, to Indemnitor's knowledge, threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d)           it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)           no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f)           this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof, subject only to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity.

14.           No Waiver. No course of dealing on the part of any Indemnified Party, nor any failure or delay by any Indemnified Party with respect to exercising any right, power or privilege of any Indemnified Party pursuant to this Agreement or any of the other Loan Documents, shall operate as a waiver thereof.

15.           Notice of Legal Actions.  Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of (a) any material notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (b) any legal action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement.  Such notice shall comply with the provisions of Section 18.

16.           Transfer of Loan.  Indemnitee may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Mortgage, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates.  Indemnitee may forward to each Investor and each prospective Investor and any servicer, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitor and the Property, whether furnished by Indemnitor, any guarantor or otherwise, as Indemnitee determines necessary or desirable.  Indemnitor agrees to cooperate, and agrees to cause any guarantor to cooperate, with Indemnitee in connection with any transfer made pursuant to this Section 16, including the delivery of an estoppel certificate and such other documents as may be reasonably requested by Indemnitee.  Indemnitor shall also furnish, and Indemnitor hereby consents to Indemnitee furnishing to such Investors, such prospective Investors or any servicer, any and all information concerning the financial condition of Indemnitor and any and all information concerning the Property and the Leases as may be requested by Indemnitee, any servicer, any Investor or any prospective Investor in connection with any outsourcing of servicing, sale, transfer or participation interest.  No exercise by Indemnitee of any transfer rights pursuant to the Loan Documents shall operate to release or diminish the duties, obligations or liabilities of Indemnitor under this Agreement unless any such release is expressly granted in writing by Indemnitee.

17.           Discretion of Indemnified Parties.  Wherever pursuant to this Agreement (i) Indemnitee (or Indemnified Parties) exercises its judgment, or any right given to it, to approve or disapprove any item, matter or course of conduct, (ii) any arrangement or term is to be satisfactory to Indemnitee (or Indemnified Parties), or (iii) any other decision or determination is to be made by Indemnitee (of Indemnified Parties), the decision of Indemnitee to approve or disapprove, the exercise of its judgment or discretion, all decisions that arrangements, items, course of conduct or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

18.           Notices.  All notices or other written communications hereunder shall be made in accordance with Section 11.1 of the Loan Agreement.

19.           Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

20.           No Oral Change; Entire Agreement.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party.  Any such modification, amendment, waiver, extension, change, discharge or termination shall only be effective by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement is, and shall be construed to be, in addition to (and not in lieu of) any and all other duties, responsibilities, obligations and/or liability which Indemnitor may have to any of Indemnified Parties pursuant to the other Loan Documents or otherwise.  To the extent, if any that the terms and conditions of this Agreement conflict with the terms and conditions of any of the other Loan Documents, the terms and conditions imposing the broader duties, responsibilities, obligations and/or liability on Indemnitor shall prevail.

21.           Headings, Etc.  The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

22.           Number and Gender/Successors and Assigns; Joint and Several.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.  Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee (which may be granted or withheld in Indemnitee's sole and absolute discretion).  Each reference herein to “Indemnitee” shall be deemed to include its successors and assigns.  This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.  If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

23.           Rights Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Loan Agreement, the Note, the Mortgage or the other Loan Documents or would otherwise have at law or in equity.

24.           Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

25.           Governing Law.  This Agreement shall be governed in accordance with the terms and provisions of the laws of the State of New York.

26.           Waiver of Punitive or Consequential Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT TO THE EXTENT CONTEMPLATED WITHIN THE DEFINITION OF “LOSSES” HEREUNDER, NEITHER INDEMNITOR NOR INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE OTHER OR TO ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, OR THE TRANSACTION CONTEMPLATED HEREBY, INCLUDING ANY BREACH OR OTHER DEFAULT BY ANY PARTY HERETO.

27.           Limitation of Liability.  It is understood and agreed that no party other than Indemnitor shall have any liability or obligation to Lender under this Agreement.  No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Indemnitor’s directors, officers, employees, or shareholders (provided that the foregoing shall not limit the liability of GTJ REIT, Inc., by virtue of it holding direct or indirect membership interests in Borrower).

[Remainder of this page intentionally left blank; Signature page to follow]

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

165-25 147TH AVENUE, LLC,
a New York limited liability company

By: Green Acquisition, Inc.,
a New York corporation, its sole member

By: _________________________
Name: Jerome Cooper
Title: President

85-01 24TH AVENUE, LLC,
a New York limited liability company

By: Triboro Acquisition, Inc.
a New York corporation, its sole member

By: _______________________
Name: Jerome Cooper
Title: President

GTJ REIT, INC.,
a Maryland corporation

By:_______________________
Name: Jerome Cooper
Title: President

[Signature Page to Environmental Indemnity Agreement]

ACKNOWLEDGMENTS

STATE OF______________                        )
)      ss:
COUNTY _______________                       )

On this the ____ day of ______________, 2010, before me _________________________, the undersigned officer, personally appeared ______________________ who acknowledged himself to be the ____________________ of Green Acquisition, Inc., a corporation and sole member of 165-25 147th Avenue, LLC, a limited liability company and that he as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation and limited liability company by himself as such _________________ and as his and its free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public
My Commission Expires:

STATE OF______________                        )
)      ss:
COUNTY _______________                       )

On this the ____ day of ______________, 2010, before me _________________________, the undersigned officer, personally appeared ______________________ who acknowledged himself to be the ____________________ of Triboro Acquisition, Inc., a corporation and sole member of 85-01 24th Avenue, LLC, a limited liability company and that he as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation and limited liability company by himself as such _________________ and as his and its free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public
My Commission Expires:

[Acknowledgment Page to Environmental Indemnity Agreement]

STATE OF______________                        )
)      ss:
COUNTY _______________                       )

On this the ____ day of ______________, 2010, before me _________________________, the undersigned officer, personally appeared ______________________ who acknowledged himself to be the ____________________ of GTJ REIT, Inc., a corporation and that he as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such _________________ and as his and its free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public
My Commission Expires:

[Acknowledgment Page to Environmental Indemnity Agreement]

EXHIBIT A

LEGAL DESCRIPTION

Block 13296 Lot 7

ALL that certain piece or parcel of land, situate, lying and being in the Borough of Queens, City and State of New York, more particularly designated on the Tax Map of the City of New York for the Borough of Queens as Lot 7, in Block 13296 on Section 56 thereof, as said map was on the 3rd day of November 1952.

Block 13296 Lot 14

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 146th Avenue, distant 141.57 feet easterly from the corner formed by the intersection of the southerly side of 146th Avenue with the easterly side of Rockaway Boulevard;

RUNNING THENCE easterly along the southerly side of 146th Avenue, 409.87 feet to the corner formed by the intersection of the southerly side of 146th Avenue with the westerly side of 167th Street;

THENCE southerly along the westerly side of 167th Street, 445.08 feet to the corner formed by the intersection of the westerly side of 167th Street with the northerly side of 147th Avenue;

THENCE westerly along the northerly side of 147th Avenue, 449.68 feet to a point;

THENCE northerly at right angles or nearly so to 147th Avenue, 255.05 feet to a point;

THENCE westerly along the northerly side of 146th Road, 99.96 feet to the corner formed by the intersection of the northerly side of 146th Road with the easterly side of Rockaway Boulevard;

THENCE northerly along the westerly side of Rockaway Boulevard, 110 feet;

THENCE easterly at right angles or nearly so to Rockaway Boulevard, 100.87 feet;

THENCE southerly at right angles or nearly so to the preceding course, 15 feet;

THENCE easterly at right angles or nearly so to the preceding course, 40 feet;

THENCE northerly at right angles or nearly so to the preceding course, 95 feet to the southerly side of 146th Avenue at the point or place or BEGINNING.

Exhibit A-1

Block 13296 Lot 101

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of 147th Avenue with the easterly side of Rockaway Boulevard;

RUNNING THENCE northerly along the easterly side of Rockaway Boulevard, 193.91 feet to the corner formed by the intersection of the easterly side of Rockaway Boulevard with the southerly side of 146th Road;

THENCE easterly along the southerly side of 146th Road, 98.63 feet to a point;

THENCE southerly at right angles or nearly so with the southerly side of 146th Road, 195 feet to the northerly side of 147th Avenue;

THENCE westerly along the northerly side of 147th Avenue, 91.12 feet to the point or place of BEGINNING.

Block 13298 Lot 11

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 147th Avenue, distant 112.66 feet easterly from the corner formed by the intersection of the southerly side of 147th Avenue with the easterly side of Rockaway Boulevard;

RUNNING THENCE easterly along the southerly side of 147th Avenue, 320 feet to the corner formed by the intersection of the southerly side of 147th Avenue with the westerly side of 167th Street;

THENCE southerly along the westerly side of 167th Street, 170.57 feet to the corner formed by the intersection of the westerly side of 167th Street with the northerly side of Farmers Boulevard;

THENCE westerly along the northerly side of Farmers Boulevard, 321.17 feet;

THENCE northerly at right angles or nearly so to the northerly side of Farmers Boulevard, 143.71 feet to the southerly side of 147th Avenue, at the point or place of BEGINNING.

Exhibit A-2

Block 13302 Lot 171

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 147th Avenue with the easterly side of 167th Street;

RUNNING THENCE easterly along the southerly side of 147th Avenue, 49.53 feet;

THENCE southerly at right angles or nearly so to the southerly side of 147th Avenue, 175.48 feet to the northerly side of Farmers Boulevard;

THENCE westerly along the northerly side of Farmers Boulevard, 49.71 feet to the corner formed by the intersection of the northerly side of Farmers Boulevard with the easterly side of 167th Street;

THENCE northerly along the easterly side of 167th Street, 171.34 feet to the corner at the point or place of BEGINNING.

Block 1080 Lot 1

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Queens, County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of 85th Street and the northerly side of 24th Avenue;

RUNNING THENCE northerly along the easterly side of 85th Street, 567 feet to a point;

THENCE northeasterly along a curve to the right having a radius of 25 feet and arc distance of 37.10 feet to the southerly side of 23rd Avenue;

THENCE easterly along the southerly side of 23rd Avenue, 438.82 feet more or less to the corner formed by the intersection of the westerly side of 87th Street and the southerly side of 23rd Avenue;

THENCE southerly along the westerly side of 87th Street, 629.92 feet to the corner formed by the intersection of the westerly side of 87th Street and the northerly side of 24th Avenue;

THENCE westerly along the northerly side of 24th Avenue, 460 feet to the corner at the point or place of BEGINNING.

Exhibit A-3

EXHIBIT B

LIST OF ENVIRONMENTAL REPORTS

Job Site	Report Type	Report Name	Date	Prepared by
165-25 147th Ave. Queens, NY	Baseline	Baseline Environmental for Green Bus Facility	December 14, 2005	?
	Last Meeting Minutes	Meeting Minutes	May 24, 2010	Kris Almskog
	Quarterly Semi-Annual Reports	Monitoring Well Installation and 1st Quarter 2007 Monitoring Well Sampling Report	March 2007	Kris Almskog
		Monitoring Well Installation and 2nd Quarter 2007 Monitoring Well Sampling Report	June 2007	Kris Almskog
		Monitoring Well Installation and 3rd Quarter 2007 Monitoring Well Sampling Report	September 20, 2007	Kris Almskog
		1st Half 2008 Semi-Annual Operation, Maintenance, and Monitoring Progress Report	January 28, 2008	Kris Almskog
		2nd Half 2008 Semi-Annual Operation, Maintenance, and Monitoring Progress Report	July 21, 2008	Kris Almskog
		Semi-Annual Monitoring Report March 2009	March 2009	Andy Lockwood
		Semi-Annual Monitoring Report September 2009	September 2009	Kris Almskog
		Semi-Annual Monitoring Report January 2010	January 2010	James Mulvey
	Remedial Action Plan	RAP Report	January 28, 2008	Kris Almskog
	Stipulation Agreement	Stipulation Agreement	December 12, 2006	NYSDEC
	UST Closure Report	UST Closure Report	August 2000	?
	Investigations	Phase I ESA	September 19, 2005	LiRo Engineers

Exhibit B-1

85-01 24th Street, Jackson Heights, NY	Baseline	Baseline Environmental Assessment for Triboro Coach Facility	December 14, 2005	?
	Last Meeting Minutes	Minute Meetings	May 24, 2010	Kris Almskog
	Quarterly Reports	Monitoring Well Installation and First Quarter 2007 Monitoring Well Sampling Report	June 2007	Andy Lockwood
		Third and Fourth Quarter 2007 Groundwater Sampling (23-45 87th Street and 85-01 24th Avenue combined)	January 2008	Bryan Devaux
		Third and Fourth Quarter 2007 Groundwater Sampling (85-01 24th Avenue only)	February 2008	Bryan Devaux
		First and Second Quarter 2008 Groundwater Sampling	August 2008	Bryan Devaux
		Third Quarter 2008 Groundwater Sampling	December 2008	Bryan Devaux
		First Quarter Monitoring Report 2009	March 2009	Bryan Devaux
		Second Quarter Monitoring Report 2009	June 2009	Bryan Devaux
		Third Quarter Monitoring Report 2009	September 2009	Bryan Devaux
		Fourth Quarter Monitoring Report 2009	December 2009	Kris Almskog and Jim Mulvey
		First Quarter Monitoring and Well Installation Report 2010	May 2010	Kris Almskog and Jim Mulvey
	Stipulation Agreement	Stipulation Agreement	January 16, 2007	NYSDEC
	UST Closure Report	UST Closure Report	October 1, 2002	?
	Investigations	Phase I ESA	September 22, 2005	LiRo Engineers
		Limited Phase II ESI	December 27, 2005	LiRo Engineers
		Phase I and II ESA	January 2005	Malcolm Piernie
	CBS / PBS	CBS - Notice of Violation	2007	NYSDEC
		MTA letter regarding their intent to remove methanol tanks	June 5, 2007	MTA
		Tank Closure Report	February 5, 2008	The Franklin Company

Exhibit B-2